Registration No. 333-________

    As filed with the Securities and Exchange Commission on December 26, 2002
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ___________________

                                 ALKERMES, INC.
             (Exact name of registrant as specified in its charter)

         Pennsylvania                      2834                    23-2472830
(State or other jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
      of incorporation or        Classification Code Number)     Identification
         organization)                                                Number)

              88 Sidney Street, Cambridge, Massachusetts 02139-4136
                            Telephone: (617) 494-0171
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            Richard F. Pops, Chief Executive Officer, Alkermes, Inc.
              88 Sidney Street, Cambridge, Massachusetts 02139-4234
                            Telephone: (617) 494-0171
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________
                                   Copies to:

        Morris Cheston, Jr., Esq.               Abigail Arms, Esq.              Mitchell S. Bloom, Esq.
Ballard Spahr Andrews & Ingersoll, LLP         Shearman & Sterling          Testa, Hurwitz & Thibeault, LLP
   1735 Market Street, 51st Floor         801 Pennsylvania Avenue, N.W.             125 High Street
  Philadelphia, Pennsylvania 19103           Washington, D.C. 20004          Boston, Massachusetts 02110
     Telephone: (215) 665-8900             Telephone: (202) 508-8000          Telephone: (617) 248-7000

                           __________________________

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-101464
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                Calculation of Registration Fee

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------------------------------------------------------------------------------------------------------------------------------------
 Title of Each Class                              Proposed Maximum          Proposed Maximum
  of Securities to            Amount to be            Offering                 Aggregate                Amount of
   be Registered              Registered           Price Per Unit            Offering Price          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
6.52% Convertible Senior
Subordinated Notes due
December 31, 2009 (1)         $10,000,000(1)            100%                 $10,000,000(1)              $  920(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                778,840 shares(2)        $6.51(3)              $5,070,248                  $  466(2)
------------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                   $1,386
------------------------------------------------------------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) The total number of shares of common stock that are being registered represent an estimate of the number of shares that would be issued if the
    Registrant elects, under the terms of the notes, to make interest payments on the notes in common stock instead of cash including to pay, if applicable, the two-year interest make-whole provision in common stock instead of cash. Also includes such indeterminate number of shares of common stock as shall be issuable upon conversion of the notes being registered hereunder. No additional consideration shall be received for the common stock issuable upon conversion of the notes and therefore no registration fee is required pursuant to Rule 457 under the Securities Act.
(3) Estimated in accordance with Rule 457(c) and Rule 457(d) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low price of the Registrant's common stock as reported on the NASDAQ National Market on December 23, 2002.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Alkermes, Inc. pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended, with respect to the registration of an additional $10,000,000 of its 6.52% Convertible Senior Subordinated Notes due December 31, 2009. The contents of the Registration Statement on Form S-1 (File No. 333-101464), as amended, filed by Alkermes, Inc. with the Securities and Exchange Commission, which was declared effective on December 24, 2002, are incorporated by reference into, and shall be deemed part of, this Registration Statement. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in Registration Statement No. 333-101464 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

   Exhibit Number        Description
   --------------        -----------

        5.1              Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

       23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

       23.2              Consent of Deloitte & Touche LLP.

       24.1              Power of Attorney (included on signature page).



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on December 26, 2002.

                                                 ALKERMES, INC.


                                     By:      /s/ Richard F. Pops
                                        ----------------------------------------
                                        Richard F. Pops, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Pops and James M. Frates and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.


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Signature                                       Title                                  Date
---------                                       -----                                  ----
  /s/ Michael A. Wall                           Director and Chairman of the Board     December 26, 2002
------------------------------
         Michael A. Wall

  /s/ Richard F. Pops                           Director and Chief Executive Officer   December 26, 2002
------------------------------                  (Principal Executive Officer)
         Richard F. Pops

  /s/ James M. Frates                           Vice President, Chief Financial
------------------------------                  Officer and Treasurer (Principal       December 26, 2002
         James M. Frates                        Financial Officer and Principal
                                                Accounting Officer)


  /s/ Floyd E. Bloom                            Director                               December 26, 2002
------------------------------
         Floyd E. Bloom


  /s/ Robert A. Breyer                          Director                               December 26, 2002
------------------------------
         Robert A. Breyer


------------------------------                  Director                               ________ __, ____
         John K. Clarke

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
Signature                                       Title                                  Date
---------                                       -----                                  ----
  /s/ Alexander Rich                            Director                               December 26, 2002
------------------------------
         Alexander Rich


  /s/ Paul Schimmel                             Director                               December 26, 2002
------------------------------
         Paul Schimmel
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


                                  EXHIBIT INDEX

   Exhibit Number         Description
   --------------         -----------

          5.1              Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

         23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

         23.2              Consent of Deloitte & Touche LLP.

         24.1              Power of Attorney (included on signature page).